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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported) August 8, 1997
                                                      --------------
                  CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
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            (Exact name of registrant as specified in its charter)

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
DELAWARE                                              333-9371                    38-3304095
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(State or other jurisdiction of incorporation)  (Commission File No.)  (IRS Employer Identification No.)

24 FRANK LLOYD WRIGHT DR. , P.O. BOX 544, ANN ARBOR, MI  48106
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   (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:  (313) 994-5505   (800) 522-7832
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                            Not Applicable
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      (Former name or former address, if changed since last report)





    This document contains 5 pages.  There are no exhibits attached hereto.



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Item 2. Acquisition of Assets

     Capitalized terms not otherwise defined herein shall have the same meaning as in the prospectus of Captec Franchise Capital Partners L.P. IV (the "Partnership") dated December 23, 1996, as supplemented to date (the "Prospectus").

     On August 8, 1997 Partnership acquired the land and 6,500 square foot building comprising a Blockbuster Video located at 8529 Georgia Highway 85, Riverdale, Georgia (the "Blockbuster Property"). The Blockbuster Property was constructed for its present use in 1995 and was fully operational at the time of the purchase. The Blockbuster Property was purchased from Atlantis Properties, L.L.C., a Georgia limited liability company ("Atlantis Properties") and leased to Blockbuster Videos, Inc., a Texas corporation ("Blockbuster"). The headquarter offices of Blockbuster are located at One Blockbuster Plaza, 200 South Andrews Avenue, Fort Lauderdale, Florida . The Partnership purchased a fee simple interest in the Blockbuster Property for a purchase price of $1,114,286 which was negotiated by an affiliate of the Managing General Partner who considered factors such as the potential value of the site, the financial condition and business and operating history of Blockbuster and demographic data for the area in which the Blockbuster Property is located. The purchase price for the Blockbuster Property is supported by an independent MAI appraisal. The Partnership purchased the Blockbuster Property with cash from offering proceeds. It is anticipated that the Blockbuster Property will be leveraged as provided for in the Prospectus, however, the Partnership presently does not have a financing commitment.

     The Partnership purchased the Blockbuster Property subject to a lease dated April 4, 1997 between Atlantis Properties and Blockbuster (the "Blockbuster Lease"), which is a net lease, whereby Blockbuster is responsible for most expenses related to the Blockbuster Property including real estate taxes, insurance, maintenance and repair costs, except that the Partnership will be responsible for the repair and maintenance of the structural systems including the roof, load-bearing walls and floor slabs and exterior masonry walls and foundations. The Blockbuster Lease term expires on June 30, 2007 with three renewal options of five years each. The annual rent for years one through five is $117,975 and $132,145 for years six through ten. The rent is payable in monthly installments on the first day of each month. Thus, the monthly rent in the first five years of the Blockbuster Lease is $9,831. Viacom International, Inc., a Delaware corporation unconditionally and irrevocably guaranteed the full and complete performance of the Blockbuster Lease.

     An Affiliate of the Managing General Partner analyzed demographic, geographic and market diversification data for the area in which the Blockbuster Property is located and reviewed the appraisal of the Blockbuster Property and the analysis regarding comparable properties contained therein. Based upon the foregoing, the General Partners are unaware of any unfavorable competitive conditions regarding the Blockbuster Property. The General Partners believe that the amount of insurance carried by Blockbuster is adequate.

     The current annual rent per square foot for the Blockbuster Property is $18.15 per square foot. The depreciable basis of the Blockbuster Property for federal tax purposes is $754,286 and it will be depreciated using the straight line method over 39 years, a rate of $19,341 per year.

     An affiliate of the Managing General Partner has received an Acquisition Fee from the Partnership in an amount equal to $44,571 and expects to receive an additional fee of $11,143 from the Partnership after leveraging the Property, as provided for in the Prospectus. These fees are being paid for services rendered in connection with the selection, evaluation and acquisition of the Blockbuster Property, as provided for in the Partnership Agreement. In addition, Blockbuster has

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paid to the same affiliate a commitment fee equal to $11,143 as provided for in the Partnership Agreement. The Tenant also paid all of the expenses incident to the closing of the transaction contemplated by this commitment including, without limitation, title insurance premiums, recording fees and expenses and transfer taxes.

     The Blockbuster Lease contains material default provisions that include, but are not limited to: (i) the vacating or abandonment of the Blockbuster Property by Blockbuster; (ii) the failure by Blockbuster to make any payment due under the Blockbuster Lease; (iii) the failure by Blockbuster to observe or perform any of the covenants, conditions, or provisions of the Blockbuster Lease; and (iv) the making by Blockbuster of any general arrangement or general assignment for the benefit of creditors. In the event of a material default by Blockbuster, the Blockbuster Lease contains remedy provisions which are summarized as follows: (i) the Partnership may terminate the Blockbuster Lease and take possession of the Blockbuster Property, in which case the Partnership would be entitled to damages incurred by reason of the material default; (ii) the Partnership may maintain Blockbuster's right to possession of the Blockbuster Property, in which case the Blockbuster Lease would continue to be in effect; or (iii) the Partnership may pursue any other legal remedy available.



Item 7. Financial Statements and Exhibits

     (b)  Pro forma financial information.

                FORCASTED STATEMENT OF TAXABLE OPERATING RESULTS
                FOR THE TWELVE MONTH PERIOD ENDING JULY 31, 1998
                                  (unaudited)


                                                  12 Months
                                                  ---------
Revenue:
      Base rent                                    $117,975

Expenses:
      Asset management fee                            1,180
                                                   --------

Operating Cash Flow                                 116,795

Less:
      Depreciation                                   19,341
                                                   --------

Net taxable operating Income                        $97,454
                                                   ========


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           NOTES TO FORECASTED STATEMENT OF TAXABLE OPERATING RESULTS
               FOR THE TWELVE MONTH PERIOD ENDING AUGUST 31, 1998


1.   Rental Revenue

     Projected revenue is based upon monthly rent of $9,831 as stated in the Blockbuster Lease.

2.   Operating Expense

     The Blockbuster Property will be leased under a net lease whereby Blockbuster is responsible for most expenses related to the Blockbuster Property including real estate taxes, insurance, maintenance and repair costs, except that the Partnership will be responsible for the repair and maintenance of the structural systems including the roof, load-bearing walls and floor slabs and exterior masonry walls and foundations. The Blockbuster Property was constructed for its present use in July of 1997, therefore it is not anticipated that any expenses related to the Blockbuster Property will be incurred during this period, except for the asset management fee.

3.   Asset Management Fee Expense

     An asset management fee is payable to an affiliate of the Managing General Partner in an amount equal to 1% of rental revenue. Payment of such fee is subordinated to receipt by the Limited Partners of their 10% Current Preferred Return.

4.   Depreciation

     The Blockbuster Property will be depreciated using the straight line method over 39 years. The depreciable basis of the Blockbuster Property for federal tax purposed is $754,286.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           By:  Captec Franchise Capital Corporation IV
                                Managing General Partner of
                                Captec Franchise Capital Partners L.P. IV


                           By:  /s/ W. Ross Martin
                                ------------------------------------------
                                W. Ross Martin
                                Chief Financial Officer and Sr. Vice President, a duly authorized officer

                           Date: August 13, 1997


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